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                                                                   EXHIBIT 10.21

                             Investment Agreement

          The undersigned, Gold & Appel Transfer, S.A. ("G&A"), hereby agrees to loan to Capsule Communications, Inc. ("Capsule"), the sum of up to $900,000 (the "Maximum Amount"), G&A will invest funds on the following schedule: $300,000 on March 13, 2001 and $300,000 on May 1, 2001 and $300,000 on June 15, 2001 or
later if requested by the president of Capsule. The foregoing agreement of G&A shall be on, and subject to, the following conditions:

          1. References below to the "Company" shall deem Capsule as the borrower of sums from G&A.

          2.     This loan shall be due and payable on or before June 15, 2002.

          3. At the option of G&A the loan can be converted at any time during the loan period to shares of Capsule at the average trading price of the Capsule share during the preceding 20 trading days.

          4. The amounts loaned by G&A to the Company shall accrue interest from the date(s) made at the rate of 12% per annum calculated and accrued monthly on the outstanding balance, and all amounts so loaned, together with accrued interest thereon, and shall become due and payable upon any acquisition, merger or sale of Capsule or the sale of more than 20% of the companies equity to any party of Capsule.

          5. G&A acknowledges its understanding that any shares of Company common stock issued to it pursuant to paragraph 3 will constitute "restricted securities" and will not be eligible for resale unless registered under the Securities Act of 1933 or unless an exemption from such registration requirements is applicable, and represents and warrants that it is acquiring any such shares for its own account without a view to distribution. G&A shall have the right to demand registration of all the restricted shares which it holds in Capsule at any time. G&A will agree to pay any legal fees involving such registration.

          6.     The loan may be prepaid at any time without any penalty.

          7. Upon approval from Wells Fargo Business Credit, which the Company will make its best effort to receive, the Company will assign, pledge, and grant G&A a continuing subordinated security interest in the Company's DEX600E Megahub switch located at 401 North Broad Street in Philadelphia, Pennsylvania and any other assets which are not now secured to any other lender and in the case of any asset or assets now secured to other lenders, G&A will be given a security interest 2nd to the other lenders.

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                             Investment Agreement

          8. This agreement will be construed under the laws of the state of Delaware.


                                          Gold & Appel Transfer, S.A.
                                          ---------------------------

                                          Signature: /s/ Walt Anderson
                                                    ------------------
                                                     Walt Anderson
                                                     Gold & Appel Transfer, S.A.


                                          Capsule Communications, Inc.
                                          ----------------------------

                                          Signature: /s/ David B. Hurwitz
                                                    ---------------------
                                                     David B. Hurwitz
                                                     President & CEO

                                          Date:      03/20/01
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